UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 26, 2006

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of principal executive offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number, Including Area Code      (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Form 8-K filed on July 28, 2006 to report events occurring on July 26, 2006 incorrectly stated the amount of deferred stock units granted to the Chairman of the Board. Effective as of August 31, 2006, each non-employee director received deferred stock units in an amount equal to $43,750 ($65,625, for the Chairman of the Board) divided by the market price of the Class A Common Stock on August 31, 2006. Item 1.01 and the Non-Employee Director Compensation Summary (included as Exhibit 10.4) of this amended Form 8-K have been revised to reflect the correct amount.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2006, at a regularly scheduled meeting of the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”), on the recommendation from the Board’s Compensation Committee, the Board took the following action:

•	Authorized the issuance of deferred stock units to non-employee directors as the form of the restricted stock awards approved by the Board in July 2005;

•	Approved the Deferred Compensation Plan for Non-Employee Directors; and

•	Approved Indemnity Agreements to be entered into between the Company and each of the Company’s directors and, executive officers and certain other officers.

Deferred Stock Units

Deferred stock units (“DSUs”) will be awarded to non-employee directors pursuant to the Company’s 1993 Stock Incentive Plan. One DSU gives the director the right to receive one share of Class A Common Stock at a future date. Annually, immediately following the annual meeting of shareholders (commencing with the 2007 annual meeting), each non-employee director will receive DSUs for a number of shares equal to $87,500 divided by the closing market price of the Class A Common Stock on the grant date. The DSUs will become fully vested on the day before the next annual meeting, subject to continued service on the Board. The DSUs will also become fully vested on the death or disability of a director or a change in control of the Company (as defined in the DSU award agreement).

After the DSUs have become vested, directors will be credited with additional whole or fractional shares to reflect dividends that would have been paid on the stock subject to the DSUs. The Company will issue Class A Common Stock to a director pursuant to vested DSUs in a lump sum in January after the director ceases to be a director of the Company, subject to the right of the director to elect an installment payment program under the Company’s Deferred Compensation Plan for Non-Employee Directors.

In order to move from a cycle of granting non-employee director equity awards each year in June to a cycle of granting the awards in January at the time of the annual meeting, the Company will grant a one-time award of DSUs to each non-employee director, effective as of August 31, 2006. The DSUs will become fully vested on the day before the 2007 annual meeting, subject to continued Board service. The one-time grants will be for the number of DSUs equal to $43,750 ($65,625, for the Chairman of the Board) divided by the closing market price of the Class A Common Stock on August 31, 2006.

The form of Deferred Stock Unit Award Agreement has been filed as Exhibit 10.1.

Deferred Compensation Plan for Non-Employee Directors

Commencing August 31, 2006, non-employee directors can elect to defer all or part of their compensation under the Deferred Compensation Plan for Non-Employee Directors. Directors’ cash fees can be credited to a cash account or a stock account, as selected by the director. Payments from the cash account are paid in cash, and payments from the stock account are paid in Class A Common Stock. The cash account will be credited with quarterly interest equal to the average interest rate paid by the Company under its senior revolving credit agreement (or if there are no borrowings in a quarter, at the prime rate) plus 2%. The stock account will be credited with additional whole or partial shares reflecting dividends that would have been paid on the shares. Deferred amounts will be paid in a single payment or in equal annual installment payments for up to 15 years commencing in January following the date the director ceases to be a director.

DSUs issued to non-employee directors will be credited to the directors’ stock accounts under the Plan when the DSUs become vested, and the awards will be administered under the Plan. A director may elect to receive stock under a DSU in equal annual installment payments for up to 15 years commencing in January following the date the director ceases to be a director.

The Deferred Compensation Plan for Non-Employee Directors has been filed as Exhibit 10.2.

Indemnity Agreement

The Company may enter into Indemnity Agreements with each director, each executive officer and certain other officers pursuant to which the Company will agree to indemnify such director or officer in connection with claims or proceedings involving the director or officer (by reason of serving as a director or officer of the Company), as provided in the agreement. The form of Indemnity Agreement has been filed as Exhibit 10.3.

Summary of Compensation for Non-Employee Directors

Compensation for the Company’s non-employee directors after giving effect to the changes described above is summarized in Exhibit 10.4.

Third Amended Shared Services Agreement

On July 26, 2006, the Company entered into a Third Amended Shared Services Agreement (the “Third Amended Agreement”) with Schnitzer Investment Corp. (“SIC”) and Island Equipment Company, Inc. (“IECO”), which amended and restated the previous Second Amended Shared Services Agreement among the parties dated September 13, 1993, as amended. SIC and IECO are owned by members of the Schnitzer Family who collectively are controlling shareholders of the Company through their ownership of Class B Common Stock of the Company. As previously disclosed, starting in fiscal 2005 and continuing into fiscal 2006, the Company and the other parties reduced or ceased the sharing of services in a number of areas as part of a process expected to eliminate substantially all of the sharing of services among the parties by the end of fiscal 2006. The Third Amended Agreement reflects the limited scope of shared services going forward, with such sharing limited to environmental management services for an indefinite period and to employee benefits and payroll services for a transition period. As under the prior agreement, the Third Amended Agreement provides that the Company will be reimbursed for services provided by its employees to the other parties at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead. The Third Amended Agreement was reviewed and approved by the Company’s Audit Committee.

Item 9.01.	Financial Statements and Exhibits

(c)  Exhibits.

+	10.1	Form of Deferred Stock Unit Award Agreement for non-employee directors. Filed with original Form 8-K on July 28, 2006.

+	10.2	Deferred Compensation Plan for Non-Employee Directors. Filed with original Form 8-K on July 28, 2006.

+	10.3	Form of Indemnity Agreement for directors and executive officers. Filed with original Form 8-K on July 28, 2006.

+	10.4	Non-Employee Director Compensation Schedule.

	10.5	Third Amended Shared Services Agreement dated July 26, 2006 between the Company, Schnitzer Investment Corp. and Island Equipment Company, Inc. Filed with original Form 8-K on July 28, 2006.

  + Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Dated: September 19, 2006	By:	/s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Secretary

Exhibit Index

Exhibit No.		Description

+	10.1	Form of Deferred Stock Unit Award Agreement for non-employee directors. Filed with original Form 8-K on July 28, 2006.

+	10.2	Deferred Compensation Plan for Non-Employee Directors. Filed with original Form 8-K on July 28, 2006.

+	10.3	Form of Indemnity Agreement for directors and executive officers. Filed with original Form 8-K on July 28, 2006.

+	10.4	Non-Employee Director Compensation Schedule.

	10.5	Third Amended Shared Services Agreement dated July 26, 2006 between the Company, Schnitzer Investment Corp. and Island Equipment Company, Inc. Filed with original Form 8-K on July 28, 2006.

  + Compensatory plan or arrangement